As filed with the Securities and Exchange Commission on November 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

B1, Business Park Terre Bonne,

Route de Crassier 13,

1262 Eysins, Switzerland

Tel: 011-41-22-716-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street

18th Floor

New York, New York 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Healy, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(l)	Amount To Be Registered(l)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nil par value per share	2,776,792	$2.00	$5,553,584.00	$514.82

(1)

This Registration Statement also relates to an indeterminate number of ordinary shares, nil par value per share (“Ordinary Shares”), of Quotient Limited (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Represents Ordinary Shares previously issued to the selling stockholders named herein and Ordinary Shares potentially issuable upon the exercise of certain warrants held by the selling stockholders. This presentation is not intended to constitute an indication or prediction of the date on which the selling stockholders or the Registrant will exercise the warrants, if at all.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for an Ordinary Share of the Registrant as reported on the Nasdaq Global Market on November 22, 2021, which date is a date within five business days of the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”) acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Dated November 24, 2021

QUOTIENT LIMITED

Up to 2,776,792 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 2,776,792 shares of our ordinary shares, nil par value per share (the “Ordinary Shares”). These Ordinary Shares include Ordinary Shares that have been issued to the selling stockholders named herein and Ordinary Shares that may be issued to the selling stockholders in connection with future exercises of warrants (the “Warrants”). The Ordinary Shares and Warrants represent the consent consideration paid to holders of the Company’s 12% Senior Secured Notes due 2024 (the “Senior Secured Notes”) in connection with the Fourth Supplemental Indenture, dated as of October 13, 2021, between the Registrant, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, to the indenture governing the Senior Secured Notes. We are not selling any Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Ordinary Shares by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares covered by this prospectus.

The selling stockholders may sell the Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the heading “Plan of Distribution.” The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Ordinary Shares are listed on The Nasdaq Global Market under the symbol “QTNT”. The last reported sale price of our Ordinary Shares on The Nasdaq Global Market on November 22, 2021 was $1.97 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities described in our SEC filings, including our most recent Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material. Please see the section entitled “Risk Factors ” beginning on page 4 of this prospectus, as well as the section entitled “Risk Factors” beginning on page 19 of our Annual Report on Form 10-K/A for the year ended March 31, 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No Jersey, Channel Islands regulatory consent is required in respect of this prospectus and, consequently, no consent has been sought from the Jersey Financial Services Commission in connection with this prospectus.

The date of this prospectus is                     , 2021.

- i -

We have not and the selling stockholders have not authorized anyone to provide any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by us is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which this prospectus is a part or any document incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference herein or in any prospectus supplement or other offering material, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

In addition, the industry and market data, forecasts and estimates used included in or incorporated by reference in this prospectus supplement and the accompanying prospectus had been published before or do not otherwise take into account the novel coronavirus disease 2019 (“COVID-19”) pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2021” refer to the twelve months ended March 31, 2021. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

- ii -

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” from time to time, of up to an aggregate of 2,776,792 Ordinary Shares. We are not selling any Ordinary Shares under this prospectus and we will not receive any proceeds from the sale of Ordinary Shares offered hereby by the selling stockholders. Each time the selling stockholders sell securities, we will provide you with this prospectus and a prospectus supplement or other offering material, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, using a “shelf registration” process. Under a shelf registration process, we may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, which can be read at the SEC’s web site (www.sec.gov).

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirely by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may access those documents as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of each document.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Unless the context requires otherwise, references in this prospectus to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative ways to test within established markets. Our initial focus is on blood grouping and donor disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody detection. Disease screening involves the screening of donor blood for unwanted pathogens using two different methods, a serological approach (testing for specific antigens or antibodies) and a molecular approach (testing for DNA or RNA). We believe that MosaiQ, our proprietary technology platform, may also have application beyond transfusion diagnostics in the larger clinical diagnostics market where testing currently performed using separate immunoassay and molecular testing techniques for a single diagnosis could be combined on one testing technology permitting multiple tests simultaneously with a simplified workflow.

We have over 35 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ to better address the comprehensive needs of this large and established market. MosaiQ will initially comprise two separate microarrays, one for immunohematology (blood grouping) and one for serological disease screening, and a high-throughput instrument. We are also developing a third microarray for molecular disease screening. We believe MosaiQ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood testing in the donor and patient testing environments, while improving patient outcomes.

We have a proven track record and significant expertise in product development, manufacturing and quality assurance, tailored to the highly regulated transfusion diagnostics market. We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We have introduced a range of U.S. Food and Drug Administration (“FDA”) licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals and independent patient testing laboratories. We also develop, manufacture and sell conventional reagent products to original equipment manufacturers such as Ortho-Clinical Diagnostics, Inc. (“Ortho”), Bio-Rad Laboratories, Inc. and Grifols S.A. In July and December 2019, the FDA licensed a range of conventional reagent products developed and manufactured by us for use on instrument platforms commercialized by Ortho.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is 28 Esplanade, St. Helier, JE2 3QA, Jersey, Channel Islands. Our agent for service of process is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland, and our telephone number is 011-41-22-716-9800. Our website address is www.quotientbd.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

THE OFFERING

Ordinary Shares offered by the selling stockholders:	2,776,792 Ordinary Shares.

Terms of this offering:	The selling stockholders, including their transferees and assignees, may sell, transfer or otherwise dispose of any or all of the Ordinary Shares offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which our Ordinary Shares is traded or in private transactions. The shares offered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of Ordinary Shares offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of Ordinary Shares offered pursuant to this prospectus. See “Use of Proceeds”.

Nasdaq Global Market symbol:	“QTNT”

Trading:	Our Ordinary Shares currently trade on the Nasdaq Global Market.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under “Risk Factors” beginning on page 4 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

We have agreed to register the offer and sale of the Ordinary Shares to satisfy registration rights we have granted to the selling stockholders, as described herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the discussion of material risks of investing in our securities described in our SEC filings, including our most recent Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the continuing development, regulatory approval and commercialization of MosaiQ;

•

the design of blood grouping and disease screening capabilities of MosaiQ, the potential for the expansion of MosaiQ into the larger clinical diagnostics market and the benefits of MosaiQ for both customers and patients (including using MosaiQ to test for COVID-19 antibodies);

•	future demand for and customer adoption of MosaiQ, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ;

•	the size of the market for MosaiQ;

•	the regulation of MosaiQ by the FDA or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•

the impact on our business, financial condition and available liquidity of the uncertainty as to the timing and amount of future cash distributions by two investment funds in which we have remaining investments of approximately $23.6 million;

•	continued or worsening adverse conditions in the global economic and financial markets, including as a result of the ongoing COVID-19 pandemic;

•	the long-term impact on our business of the United Kingdom ceasing to be a member of the European Union;

•	the effects of competition;

•	the expected outcome or impact of arbitration or litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the status of our business relationship with Ortho;

•

our anticipated cash needs, including the adequacy of our available cash and short-term investment balances relative to our forecasted cash requirements for the next twelve months, our expected sources of funding, and our estimates regarding our capital requirements and capital expenditures; and

•	our plans for executive and director compensation for the future.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement or any other offering material and the factors referenced in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, which is incorporated by reference herein, including those set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering material.

Many important factors, in addition to the factors described in this prospectus and the documents incorporated by reference herein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, the documents that we have incorporated by reference herein and the documents that we have filed as exhibits to either the registration statement of which this prospectus is a part or any document incorporated by reference herein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus and the documents incorporated by reference herein represent our views as of the date of this prospectus or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

All of the Ordinary Shares offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Ordinary Shares covered by this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

DESCRIPTION OF SHARE CAPITAL

The following description of the terms of our share capital is only a summary. This description is subject to, and qualified in its entirety by reference to, our Memorandum of Association and Articles of Association, as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Companies (Jersey, Channel Islands) Law 1991 (referred to below, as amended, as the “Jersey Companies Law”).

General

Quotient Limited was originally formed as a private limited liability, no par value company named QBDG (Newco) Limited, on January 18, 2012 under the Jersey Companies Law” with the registered number 109886. The company changed its name to Quotient Biodiagnostics Holdings Limited on January 27, 2012 and changed its name to Quotient Limited on May 10, 2013. On April 3, 2014, the company’s status was changed to a public limited liability no par value company. The registered office of Quotient Limited is at 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands and its principal executive office is at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Authorized and Issued Share Capital

We are a no par value company, meaning that our shares do not have any nominal or par value. Our constitutional documents permit us to issue an unlimited number of shares.

The issued share capital of our company as of November 11, 2021 was 102,293,271 fully paid ordinary shares of nil par value and 666,665 fully paid 7% cumulative redeemable preference shares of nil par value.

Ordinary Shares

Our Ordinary Shares have no preemptive rights or other rights to subscribe for additional Ordinary Shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our Ordinary Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any issued and outstanding preference shares, if applicable. All of the ordinary shares offered will be fully paid and non-assessable. Holders of our Ordinary Shares are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors.

Preference Shares

Subject to limitations contained in our Memorandum and Articles of Association and in any Statement of Rights filed at the Companies Registry in Jersey in respect of the Company and any limitations prescribed by applicable law, our Board of Directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders.

Existing Preference Shares

7% Cumulative Redeemable Preference Shares

On January 30, 2015, we issued in a private placement 666,665 7% cumulative redeemable preference shares, which we refer to below as the preference shares, at a price of $22.50 per share, for an aggregate subscription price of approximately $15 million. The material terms and provisions of the preference shares, as set forth in the Statement of Rights in relation to Preference Shares in the capital of the Company, or the Statement of Rights, are summarized below. The following description is subject to, and qualified in its entirety by, the Statement of Rights, which is filed as an exhibit to our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021. You should review a copy of the Statement of Rights for a complete description of the terms and conditions applicable to the preference shares.

Each preference share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that preference share on and from the date of issue of such preference share to (but excluding) the date of redemption of such preference share, or the Preferential Dividend. The Preferential Dividend accrues quarterly and is payable in connection with the redemption of the preference shares. We have the right (but are under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of our Ordinary Shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the preference shares have the right to require us to redeem the preference shares after four years, or the Holder Redemption Trigger Date, subject to our right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten (10) years from the issue date. In January 2020, we issued a notice to extend the Holder Redemption Trigger Date until January 2022. We have the right to redeem all or some of the preference shares at any time. The preference shares are subject to automatic redemption upon a Change of Control of our company as defined in the Statement of Rights. On the redemption of the preference shares, we will first pay the amount of the accrued Preferential Dividend and then the redemption price per preference share, which is equal to the subscription price paid therefor.

On a winding-up or liquidation of our company, the preference shares will rank pari passu with our Ordinary Shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of our company, all accrued and unpaid Preferential Dividends in respect of the preference shares will be capitalized into new preference shares on the basis of one (1) new preference share for each whole $22.50 of Preferential Dividend accrued.

The holders of the preference shares are subject to certain transfer restrictions and also have certain other rights described in the Statement of Rights.

Memorandum and Articles of Association

Public limited companies formed under the laws of Jersey, Channel Islands are governed in general by two organizational documents, a Memorandum of Association and Articles of Association. The Memorandum of Association sets forth the basic constitutional details of the company and its authorized share capital. The Articles of Association set forth other general corporate matters, including the rights of shareholders and provisions concerning shareholder and director meetings and directors’ terms and fees. The full text of both our Memorandum of Association and Articles of Association are filed as exhibits to our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021.

Quotient Memorandum of Association

Under the Jersey Companies Law, the capacity of a Jersey company is not limited by anything contained in its Memorandum or Articles of Association. Accordingly, we are able to operate in any markets and to provide any services which are legally permissible and that the directors deem appropriate. Our Memorandum of Association permits us to issue an unlimited number of shares and warrants.

Quotient Articles of Association

Voting rights

Each shareholder (other than a holder of preference shares) is entitled to one vote on a show of hands and to one vote per share held by such shareholder on a poll. There is no cumulative voting of shares.

Shareholders are ineligible to vote (unless our board determines otherwise) if any call or other sum presently payable by the shareholder to us in connection with such shares remains unpaid.

No holder of a preference share is entitled to vote (either in person or by proxy and whether by ballot or on a show of hands) at any general meeting of the Company or be counted in determining the total number of votes which may be cast at any such meeting, or required for the purposes of an ordinary resolution or special resolution of any members or any class of members, or for the purposes of any other consent required under our Articles of Association, except that the holders of preference shares are entitled to receive notice of, attend and vote at any meeting of the holders of preference shares as a class, where each holder of a preference share is entitled to vote one vote per share on a poll.

Transfer of Shares

Shareholders may transfer certificated shares through a customary share transfer form and the presentation of the applicable physical share certificate. Any of our shares purchased on Nasdaq represent only beneficial interests in the underlying aggregate certificated share position held by DTC. Transfers in “street name” through the DTC system are legally considered a transfer of the beneficial interest and are to be conducted in accordance with Nasdaq and DTC procedures.

Beneficial holders in “street name” may request at any time that actual Ordinary Shares in certificated form be registered in their name, which would therefore accord them full rights as legal shareholders under Jersey law. A beneficial holder’s broker may obtain on such holder’s behalf shares in certificated form through Continental Stock Transfer & Trust Company, our transfer agent. However, the conversion from a beneficial interest in securities legally owned by Cede & Co., the nominee used by DTC, as holder of legal title to the securities to actual securities, and vice versa, may require both time and the payment of processing fees to our transfer agent in addition to fees that may be levied by a beneficial holder’s brokerage firm.

Our Board of Directors in its discretion may suspend the registration of transfers of shares for periods not exceeding thirty (30) days in any year. Our Board of Directors may also decline to register transfers of shares:

•	that are not fully paid; and

•	upon which we have a lien.

If our Board of Directors declines to register a transfer of shares, we must notify the transferee within two (2) months thereafter.

Dividends and Other Distributions

In order to be able to declare any dividends, our directors must issue a statutory solvency statement to the effect that, immediately following the date on which the dividends are proposed to be paid, the company will be able to discharge its liabilities as they fall due and, having regard to the prospects of the company and to the intentions of the directors with respect to the management of the company’s business and the amount and character of the financial resources that will in the view of the directors be available to the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the dividend is proposed to be paid (or until the company is dissolved on a solvent basis, if earlier).

Dividends (other than a preferential dividend) must be apportioned and paid pro rata according to the amounts paid on shares, unless otherwise specified in the rights attached to a specific class or classes of shares. Dividends (other than a preferential dividend) do not accrue interest and may, if unclaimed, be invested by our Board of Directors on our behalf until claimed. Any dividend unclaimed after a period of twelve (12) years from the date of declaration of such dividend or the date on which such dividend became due for payment is forfeited and becomes our property.

Our Articles of Association provide that our Board of Directors may offer our shareholders the right to receive in lieu of any cash dividend (or part thereof) that we declare on our Ordinary Shares, such number of our Ordinary Shares that are (or nearly as possible) equivalent in value to the cash dividend, based on the market price of such shares determined in accordance with our Articles of Association.

The terms of our preference shares provide that, other than the Preferential Dividend, no holder of preference shares has any right to participate in any distribution made by the Company, whether of income, profits or otherwise.

Winding Up

If we are wound up (whether the liquidation is voluntary, under supervision, or by the courts of Jersey) the liquidator (or the board, where no liquidator is appointed) may, with the authority of a special resolution of our shareholders, divide among our shareholders part or all of our assets, or transfer any part of our assets to a trustee for the benefit of our shareholders.

Changes in Capital and Allotment of Securities

We may, by special resolution of our shareholders, alter our Memorandum of Association to increase or reduce the number of shares that we are authorized to issue, to consolidate all or any of our shares (whether issued or not) into fewer shares or to divide all or any of our shares (whether issued or not) into more shares, in each case in compliance with the Jersey Companies Law.

Subject to the provisions of the Jersey Companies Law, our board has the discretion to issue authorized but unissued shares.

Variation of Class Rights

The rights attaching to any class of shares may only be altered by written consent of holders of not less than two-thirds (2/3) in number of the issued shares of that class, or by special resolution of the relevant class passed at a class shareholder meeting by the holders of not less than two-thirds (2/3) in number of the issued shares of that class being voted in person or by proxy at such meeting.

Change in Control

There are no provisions in our Articles of Association which would have an effect of delaying, deferring or preventing a change in our control.

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution of our shareholders) shall be called by at least fourteen (14) clear days’ notice given to our shareholders, directors and our auditors.

Borrowing Powers

Our Board of Directors has the full authority to authorize our entry into agreements to borrow money, to grant security over our assets and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

Directors

We may, by resolution of our shareholders, vary the minimum or maximum number of directors (subject to a minimum of two (2) directors). Currently the minimum number of directors is two (2) and there is no maximum number of directors. We currently have eight (8) members on our Board of Directors.

Shareholders are only able to appoint a person as a director at a shareholder meeting if (i) the relevant person has been recommended by our board or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person during the period from (and including) the date that is one hundred twenty (120) days before, to and including the date that is ninety (90) days before, the first anniversary of the last annual general meeting of the Company meeting, along with a notice from the relevant person confirming their willingness to be appointed.

Directors are required to disclose any conflicts of interest with respect to any contract or proposed contract or any other arrangement or proposed arrangement with us.

Other Jersey Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buy back or redemption have made a statutory solvency statement that, immediately following the date on which the buy back or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the buy back or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than five (5) years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire ninety percent (90%) or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing seventy-five percent (75%) or more in value of the creditors or seventy-five percent (75%) or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

No Pre-Emptive Rights

The Jersey Companies Law does not confer any pre-emptive rights to purchase our shares or warrants on our security holders.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Share Registrar (Transfer Agent)

The share registrar and transfer agent for our Ordinary Shares in the United States is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. Continental Stock Transfer & Trust Company and its affiliates in Jersey, Channel Islands are collectively responsible for managing both our legal share register in Jersey, Channel Islands and our interaction, including moving our shares into and out of, the DTC system. Our legal share register is kept at 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Listing

Our Ordinary Shares are quoted on the Nasdaq Global Market under the trading symbol “QTNT.”

DESCRIPTION OF THE TRANSACTION

Fourth Supplemental Indenture to Indenture

Fourth Supplemental Indenture

On October 13, 2021 we entered into the Fourth Supplemental Indenture to the indenture governing our Senior Secured Notes. In connection therewith and as consideration for providing their consent to the terms of the Fourth Supplemental Indenture, we issued 932,772 Ordinary Shares and the Warrants to the selling stockholders in their capacities as the holders of our Senior Secured Notes.

The Warrants entitle the selling stockholders to purchase up to an aggregate of 1,844,020 Ordinary Shares at an exercise price of $4.00 per share. The Holders may exercise their Warrants at any time prior to the close of business on October 13, 2026. The Warrants are subject to customary anti-dilution protections.

Registration Rights Agreement

In connection with the Fourth Supplemental Indenture, we entered into a registration rights agreement, dated as of October 13, 2021 (the “Registration Rights Agreement”), between us and the selling stockholders, which requires us to, among other things, file with the SEC within 45 calendar days after the issuance of the Ordinary Shares and Warrants to the selling stockholders a shelf registration statement providing for the resale of Ordinary Shares (including Ordinary Shares issuable upon exercise of the Warrants). If we fail to satisfy the registration obligations under the Registration Rights Agreement, we will be required to issue additional shares and Warrants to the Holders under certain circumstances. The Registration Rights Agreement also provides for certain piggyback registration rights for selling stockholders. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

SELLING STOCKHOLDERS

The Ordinary Shares being offered for resale by the selling stockholders pursuant to the registration statement on Form S-3 of which this prospectus forms a part include Ordinary Shares previously issued to the selling stockholders and Ordinary Shares issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Ordinary Shares and Warrants, see the section of this prospectus titled “Description of the Transaction.” We are registering the Ordinary Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except in their capacities as holders of securities of the Company, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of Ordinary Shares by each of the selling stockholders. The second column lists the number of Ordinary Shares beneficially owned by each selling stockholder as of November 22, 2021. The third column lists the Ordinary Shares being offered by this prospectus by the selling stockholders, including Ordinary Shares issuable upon exercise of the Warrants. The fourth column lists the Ordinary Shares held by each selling stockholder after completion of this offering and assumes that each selling stockholder subsequently sells all of the shares covered by this prospectus, including Ordinary Shares issuable upon exercise of the Warrants, and assumes no other sales by such selling stockholder of the other Ordinary Shares held by such selling stockholder. The fifth column lists the percentage ownership held by each selling stockholder after completion of this offering and assumes no other sales by such selling stockholder of the other Ordinary Shares held by such selling stockholder. The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us in writing specifically for use in this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See the section of this prospectus titled “Plan of Distribution.”

In addition to the assumptions described above, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their Ordinary Shares. Percentage of beneficial ownership is based on 102,293,271 Ordinary Shares outstanding as of November 11, 2021.

Name of Selling stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(1)	Percentage of Ordinary Shares Owned After Offering(1)
Tri-Continental Corporation[2]	39,425	39,425	—	—
Columbia Flexible Capital Income Fund[2]	24,163	24,163	—	—
Honeywell International Inc. Master Retirement Trust[3]	95,752	95,752	—	—
Honeywell Common Investment Fund[3]	95,752	95,752	—	—
Highbridge Tactical Credit Master Fund, L.P. [4]	9,118,470	320,767	8,797,703	8.7%
Highbridge SCF Special Situations SPV, L.P. [4]	5,120,694	311,192	4,809,502	4.7%
FFI Fund Ltd. [5]	1,898,753	611,276	1,287,477	1.2%
FYI Ltd.[5]	351,473	104,560	246,913	*
Olifant Fund, Ltd.[5]	118,194	88,474	29,720	*
Canadian Fixed Income Pool[6]	397,956	37,286	360,670	*
CI Income Fund[6]	697,497	68,750	628,747	*
CI U.S. Income $US Fund[6]	2,107	2,107	—	—

Name of Selling stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(1)	Percentage of Ordinary Shares Owned After Offering(1)
Global Income Allocation Corporate Class[6]	17,388	17,388	—	—
Global Income Allocation Pool[6]	15,435	15,435	—	—
CI Global High Yield Fixed Income Private Trust[6]	12,581	12,581	—	—
CI Corporate Bond Fund[6]	218,776	218,776	—	—
CI Diversified Yield Corporate Class[6]	17,236	17,236	—	—
CI Diversified Yield Fund[6]	123,787	123,787	—	—
CI Global Income & Growth Fund[6]	57,222	57,222	—	—
CI High Income Fund[6]	379,176	379,176	—	—
CI High Yield Bond Fund[6]	19,648	19,648	—	—
CI Canadian Income & Growth Fund[6]	83,878	83,878	—	—

*	Denotes less than 1%.
(1)

Assumes that all Ordinary Shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all Ordinary Shares included in this prospectus held by such selling stockholder.

(2)

Consists solely of Ordinary Shares issuable upon conversion of Warrants. Columbia Management Investment Advisers is the manager of the selling stockholder. The business address of the selling stockholder is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street. Boston. MA 02110. Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser to the selling stockholder. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any ordinary shares reported herein. As the investment adviser to the selling stockholder, CMIA may be deemed to beneficially own the ordinary shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474

(3)

Consists the following: (i) for Honeywell International Inc. Master Retirement Trust, 32,165 Ordinary Shares and 63,587 Ordinary Shares issuable upon exercise of Warrants; and (ii) for Honeywell Common Investment Fund, 32,165 Ordinary Shares and 63,587 Ordinary Shares issuable upon exercise of Warrants. The business address of the selling stockholder is 115 Tabor Road, Morris Plains, NJ 07950.

(4)

Consists of 5,177,517 Ordinary Shares, 419.673 Ordinary Shares issuable upon conversion of Warrants and 8,641,975 Ordinary Shares issuable upon conversion of $49,000,000 aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2026. The business address of the selling stockholder is Highbridge Capital Management, LLC, 277 Park Avenue, 23rd Floor, New York, NY 10172.

(5)

Consists of the following: (i) for FFI Fund Ltd., 205,338 Ordinary Shares, 405,938 Ordinary Shares issuable upon exercise of Warrants and 1,287,477 Ordinary Shares issuable upon exercise of convertible notes; (ii) for FYI Ltd., 35,124 Ordinary Shares, 69,436 Ordinary Shares issuable upon exercise of Warrants and 246,913 Ordinary Shares issuable upon exercise of convertible notes; and (iii) for Oliphant Fund, Ltd., 29,720 Ordinary Shares, 58,754 Ordinary Shares issuable upon exercise of Warrants and 29,720 Ordinary Shares issuable upon exercise of convertible notes.    Bracebridge Capital, LLC is the investment manager of FFI Fund Ltd., FYI Ltd. and Olifant Fund, Ltd. and disclaims beneficial ownership of Ordinary Shares and Warrants held by such entities except to the extent of its respective pecuniary interest therein. The business address of the selling stockholder is 888 Boylston Street, Boston, MA 02199.

(6)

Consists of the following: (i) for Canadian Fixed Income Pool, 12,525 Ordinary Shares, 24,761 Ordinary Shares issuable upon exercise of Warrants and 360,670 Ordinary Shares issuable upon conversion of convertible notes; (ii) for CI Income Fund, 23,094 Ordinary Shares, 45,656 Ordinary Shares issuable upon exercise of Warrants and 628,747 Ordinary Shares issuable upon exercise of convertible notes; (iii) for CI U.S. Income $US Fund, 708 Ordinary Shares and 1,399 Ordinary Shares issuable upon exercise of Warrants; (iv) for Global Income Allocation Corporate Class, 5,841 Ordinary Shares and 11,547 Ordinary Shares issuable upon exercise of Warrants; (v) for Global Income Allocation Pool, 5,185 Ordinary Shares and 10,250 Ordinary Shares issuable upon exercise of Warrants; (vi) for CI Global High Yield Fixed Income Private Trust, 4,226 Ordinary Shares and 8,355 Ordinary Shares issuable upon exercise of Warrants; (vii) for CI Corporate Bond Fund, 73,489 Ordinary Shares and 145,284 Ordinary Shares issuable upon exercise of Warrants; (viii) for CI Diversified Yield Corporate Class, 5,790 Ordinary Shares and 11,446 Ordinary Shares issuable upon exercise of Warrants; (ix) for CI Diversified Yield Fund, 41,582 Ordinary Shares and 82,205 Ordinary Shares issuable upon exercise of Warrants; (x) for CI Global Income & Growth Fund, 19,222 Ordinary Shares and 38,000 Ordinary Shares issuable upon exercise of Warrants; (xi) for CI High Income Fund, 127,372 Ordinary Shares and 251,804 Ordinary Shares issuable upon exercise of Warrants; (xii) for CI High Yield Bond Fund, 6,600 Ordinary Shares and 13,048 Ordinary Shares issuable upon exercise of Warrants; and (xiii) for CI Canadian Income & Growth Fund, 28,176 Ordinary Shares and 55,702 Ordinary Shares issuable upon exercise of Warrants. The foregoing funds are managed by CI Investments Inc. The business address of CI Investments Inc. is 2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7 Canada.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of Ordinary Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such Ordinary Shares at a stipulated price per Ordinary Shares;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume, subject to restrictions contained in the Purchase Agreements. The selling stockholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of Ordinary Shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until the earliest to occur of the date on which (i) each selling stockholder may sell all registrable securities then held by it pursuant to the provisions of Rule 144 of the Securities Act (“Rule 144”) without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144, and any legend restricting further transfer with regard to such registrable securities has been removed, (ii) all registrable securities covered by such registration statement have been sold by the selling stockholders, (iii) all registrable securities have ceased to be outstanding, (iv) all registrable securities have been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of the securities, or (v) with respect to a selling stockholder, when such selling stockholder ceases to hold registrable securities and, with respect to all holders in the event that the holders, in the aggregate, beneficially own less than two percent (2%) of the outstanding Ordinary Shares.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Ordinary Shares in respect of which this prospectus is being delivered will be passed upon for us by Carey Olsen, our Jersey, Channel Islands counsel.

EXPERTS

The consolidated financial statements of Quotient Limited appearing in Quotient Limited’s Annual Report (Form 10-K/A) for the year ended March 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirely by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus is a part, are available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	The Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021 filed with the SEC on November 15, 2021 pursuant to Section 13 of the Exchange Act;

•

The Quarterly Report on Form 10-Q/A for the quarterly period ended June  30, 2021 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15 and 16, 2021 respectively;

•

The Definitive Proxy Statement on Schedule 14A filed with the SEC on July 23, 2021 pursuant to Section  14(a) of the Exchange Act (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2021);

•

The Current Reports on Form 8-K filed with the SEC on July 2, 2021, (but only with the respect to Item 5.02 thereto), August 11, 2021 (but only with the respect to Item 5.02 thereto), October  6, 2021, October  12, 2021, October  14, 2021 (but only with respect to Items 1.01 and 2.03 and Exhibits 4.1 and 4.2 thereto), October  19, 2021, November 3, 2021 and November 10, 2021; and

•

The description of our ordinary shares contained in Exhibit 4.19 of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, filed with the SEC on November 15, 2021, which updated the description thereof contained in our Amendment No.  3 to the Registration Statement on Form 8-A/A (File No. 001-36415), filed with the SEC on October 30, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Head of Finance and Group Controller at Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

2,776,792

Ordinary Shares

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of Ordinary Shares being registered. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$514.82
Printing costs	10,000
Legal fees and expenses(1)	30,000
Accounting fees and expenses(1)	8,500
Miscellaneous	8,000

Total(1)	$57,014.82

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of securities.

Item 15. Indemnification of Directors and Officers

We have entered into indemnification agreements with our directors and certain of our officers which may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than with respect to claims where they are determined to have breached their fiduciary duties to us), and to advance their expenses, including legal expenses, incurred as a result of any investigation, suit or other proceeding against them as to which they could be indemnified. Generally, the maximum obligation under such indemnifications is not explicitly stated and, as a result, the overall amount of these obligations cannot be reasonably estimated. If we were to incur a loss in connection with these arrangements, it could affect our business, operating results and financial condition.

Item 16. Exhibits.

Exhibit Number	Description
3.1	Amended Articles of Association (Filed as Exhibit 3.1 of Amendment No. 4 to our Registration Statement on Form S-l (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.1	Form of Ordinary Shares Certificate (Filed as Exhibit 4.1 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.2	Fourth Supplemental Indenture, dated as of October 13, 2021, among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (Filed as Exhibit 4.1 to our report on Form 8-K filed on October 14, 2021 and incorporated herein by reference).

4.3	Registration Rights Agreement, dated October 13, 2021, by and among the Company and the Consenting Holders named therein (Filed as Exhibit 4.2 to our Current Report on Form 8-K on October 14, 2021 and incorporated herein by reference).

5.1**	Opinion of Carey Olsen.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Carey Olsen (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(f)

To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Eysins, Switzerland, on November 24, 2021.

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Manuel O. Méndez
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Manuel O. Méndez, Ali Kiboro and Vittoria Bonasso and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ MANUEL O. MÉNDEZ	Chief Executive Officer and Director	November 24, 2021
Manuel O. Méndez	(Principal Executive Officer)

/s/ ALI KIBORO	Chief Financial Officer	November 24, 2021
Ali Kiboro	(Principal Financial Officer)

/s/ VITTORIA BONASSO	Head of Finance & Group Controller	November 24, 2021
Vittoria Bonasso	(Principal Accounting Officer)

/s/ ISABELLE BUCKLE	Director	November 24, 2021
Isabelle Buckle

/s/ FREDERICK HALLSWORTH	Director	November 24, 2021
Frederick Hallsworth

/s/ CATHERINE LARUE	Director	November 24, 2021
Catherine Larue

Name	Title	Date

/s/ BRIAN MCDONOUGH	Director	November 24, 2021
Brian McDonough

/s/ ZUBEEN SHROFF	Director	November 24, 2021
Zubeen Shroff

/s/ HEINO VON PRONDZYNSKI	Director	November 24, 2021
Heino von Prondzynski

/s/ JOHN WILKERSON	Director	November 24, 2021
John Wilkerson

/s/ COLLEEN A. DEVRIES	Cogency Global Inc.	November 24, 2021
on behalf of Cogency Global Inc.	Authorized Representative in the United States